As filed with the Securities and Exchange Commission on March 3, 2025

Registration No. 333-284807

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kestra Medical Technologies, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3933 Lake Washington Blvd NE, Suite 200

Kirkland, Washington 98033

(425) 279-8002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Webster

Chief Executive Officer

3933 Lake Washington Blvd NE, Suite 200

Kirkland, Washington 98033

(425) 279-8002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sophia Hudson, P.C. Christie W.S. Mok Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800	Traci S. Umberger General Counsel and Chief Administrative Officer 3933 Lake Washington Blvd NE, Suite 200 Kirkland, Washington 98033 Telephone: (425) 279-8002	Ilir Mujalovic Allen Overy Shearman Sterling US LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 848-400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Kestra Medical Technologies, Ltd. is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-284807) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation*

3.2	Memorandum of Association*

3.3	Form of Amended and Restated Bye-laws of the Registrant*

4.1	Form of Warrants to Purchase Common Shares to be issued to Kennedy Lewis Capital Partners Master Fund II LP*

4.2	Form of Warrant to Purchase Common Shares to be issued to Perceptive Credit Holdings IV, LP*

5.1	Opinion of Walkers (Bermuda) Limited, Bermuda Counsel to the Registrant*

10.1	Assignment and Assumption of Registration Rights Agreement, dated as of February 26, 2025, by and between West Affum Holdings, L.P., and Kestra Medical Technologies, Ltd.*

10.2	Kestra Medical Technologies, Ltd. 2025 Omnibus Incentive Plan+*

10.3	Forms of Equity Award Agreements under Kestra Medical Technologies, Ltd. 2025 Omnibus Incentive Plan+*

10.4	Form of Indemnification Agreement+*

10.5	Employment Agreement, dated as of October 17, 2016, between Kestra Medical Technologies, Inc. and Brian Webster+*

10.6	Employment Agreement, dated as of September 10, 2021, between Kestra Medical Technologies, Inc. and Vaseem Mahboob+*

10.7	Employment Agreement, dated as of October 26, 2016, between Kestra Medical Technologies, Inc. and Traci S. Umberger+*

10.8	Director Compensation and Securities Agreement, dated as of November 3, 2024, between West Affum Holdings, L.P., Orly Mishan and West Affum GP Ltd.+*

10.9	Form of Severance and Change in Control Policy+*

10.10	Form of Director Compensation Policy+*

10.11	Credit Agreement and Guaranty, dated as of September 29, 2023, among Kestra Medical Technologies, Inc. and West Affum Holdings Corp., as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings IV, LP, as administrative agent and as a lender#*

10.12	Amended and Restated Credit Agreement and Guaranty, dated as of February 25, 2025, among Kestra Medical Technologies, Inc. and West Affum Holdings Corp., as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings IV, LP, as administrative agent and as a lender#*

10.13	Offer Letter of Employment, dated as of January 23, 2025, between Kestra Medical Technologies, Inc. and Al Ford+

21.1	Subsidiaries of the Registrant*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, as to West Affum Intermediate Holdings Corp.*

Exhibit No.	Description

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, as to Kestra Medical Technologies, Ltd.*

23.3	Consent of Walkers (Bermuda) Limited (included as part of Exhibit 5.1)*

24.1	Power of Attorney (included in signature page)*

107	Filing Fee Table*

*	Previously filed.
+	Indicates management contract or compensatory plan.
#

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(10) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kirkland, Washington, on the 3rd day of March, 2025.

KESTRA MEDICAL TECHNOLOGIES, LTD.

By:	/s/ Brian Webster
Name:	Brian Webster
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Webster Brian Webster	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2025

/s/ Vaseem Mahboob Vaseem Mahboob	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2025

* Traci S. Umberger	General Counsel, Chief Administrative Officer and Director	March 3, 2025

* Jeffrey Schwartz	Director, Chairman of the Board of Directors	March 3, 2025

* Christopher Gordon	Director	March 3, 2025

* Kevin Reilly	Director	March 3, 2025

* Maxwell Bikoff	Director	March 3, 2025

* Mary Kay Ladone	Director	March 3, 2025

* Raymond W. Cohen	Director	March 3, 2025

* Toby AuWerter	Director	March 3, 2025

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Kestra Medical Technologies, Ltd., in Kirkland, Washington, on March 3, 2025.

KESTRA MEDICAL TECHNOLOGIES, INC.

By:	/s/ Brian Webster
Name:	Brian Webster
Title:	President and Chief Executive Officer